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                                                                     EXHIBIT 3.2

                           ARTICLES OF INCORPORATION
                                       of
                           J&L SPECIALTY STEEL, INC.

                  ARTICLE I. CORPORATE NAME. The name of the Corporation is J&L Specialty Steel, Inc.

                  ARTICLE II. REGISTERED OFFICE. The location and post office address of the initial registered office of the Corporation in this Commonwealth is P.O. Box 3373, One PPG Place, Pittsburgh, Allegheny County, Pennsylvania 15230-3373.

                  ARTICLE III. BUSINESS CORPORATION LAW OF 1988. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988 (the "BCL").

                  ARTICLE IV. EFFECTIVE DATE. These Articles of Incorporation shall become effective upon filing with the Department of State.

                  ARTICLE V. STOCK.

                  (a) CAPITAL STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 102,000,000; of such shares the number of common shares which the Corporation shall have authority to issue is 100,000,000, par value $.01 per share (the "Common Stock"), and the number of preferred shares which the Corporation shall have authority to issue is 2,000,000, par value $.01 per share (the "Preferred Stock").

                  (b) PREFERRED STOCK. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares of the particular series, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock or of such series, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, variations between different series in the following respects:

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                         (i) the distinctive designation of such series and the
                  number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors;

                         (ii) the annual dividend rate for such series, the
                  dates in each year on which dividends on such series shall be payable and the date or dates from which such dividends shall commence to accrue;

                         (iii) the price or prices at which, and the terms and
                  conditions on which, the shares of such series may be made redeemable;

                         (iv) the purchase or sinking fund provisions, if any,
                  for the purchase or redemption of shares of such series;

                         (v) the preferential amount or amounts payable upon
                  shares of such series in the event of the liquidation, dissolution or winding up of the Corporation;

                         (vi) the voting rights, if any, of the holders of
                  shares of such series;

                         (vii) the terms and conditions, if any, upon which
                  shares of such series may be converted and the class or classes or series of shares of the Corporation or other securities into which such shares may be converted;

                         (viii) the relative seniority, parity or junior rank
                  of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued; and

                         (ix) such other terms, qualifications, privileges,
                  limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

                  All shares of any one series shall be alike in every particular, except with respect to the accrual of dividends prior to the date of issuance.

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                  Except for and subject to those rights expressly granted to the holders of the Preferred Stock or any series thereof by resolution or resolutions adopted by the Board of Directors pursuant to this Article and except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of the Common Stock shall have exclusively all other rights of shareholders.

                  No holder of Common Stock or of any other class of stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, and the Corporation may issue shares, option rights or securities having option or conversion rights without first offering them to shareholders of any class.

                  ARTICLE VI. AMENDMENTS.

                  (a) BY-LAWS. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the By-Laws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Directors.

                  (b) ARTICLES OF INCORPORATION. Articles IX, X and XI hereof shall not be amended unless approved by the shareholders holding (i) a majority of the shares of Common Stock outstanding, and (ii) a majority of the shares of Common Stock held by shareholders who are not Significant Shareholders voting as a class.

                 ARTICLE VII. PERSONAL LIABILITY OF DIRECTORS.

                  (a) ELIMINATION OF LIABILITY. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

                  (b) NATURE AND EXTENT OF RIGHTS. The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any By-Law or provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior thereto.

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                  ARTICLE VIII. INDEMNIFICATION OF AND ADVANCEMENT OF EXPENSES
TO DIRECTORS, OFFICERS AND OTHERS.

                  (a) RIGHT TO INDEMNIFICATION. Except as otherwise prohibited by law, every director and officer of the Corporation and every current or former employee of the Corporation who has been an employee of the Corporation or its predecessors since on or prior to June 14, 1990 (a "Specified Employee") shall be entitled as of right to be indemnified by the Corporation against expenses and any liabilities paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer or Specified Employee of the Corporation, a subsidiary of the Corporation or a constituent corporation absorbed in a merger or consolidation, or by reason of the fact that such person is or was serving at the request of the Corporation, a subsidiary of the Corporation or a constituent corporation absorbed in a merger or consolidation, as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, employee benefit plan (including the participants and beneficiaries thereof) or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"). Persons who are not directors or officers or Specified Employees of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article. As used in this Article, "indemnitee" shall include each director and officer and Specified Employee of the Corporation, a subsidiary of the Corporation or a constituent corporation absorbed in a merger or consolidation, and each other person denominated by the Board of Directors as entitled to the benefits of this Article; "expenses" shall mean all expenses actually paid and incurred, including fees and expenses of counsel selected by an indemnitee; and "liabilities" shall mean amounts of judgments, excise taxes (including excise taxes assessed with respect to any employee benefit plan), fines, penalties and amounts paid in settlement.

                  (b) RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Section (c) of this Article,

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paid in advance by the Corporation prior to final disposition of such Action or
Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

                  (c) RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section (a) or Section (b) of this Article is not paid in full by the Corporation within sixty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Action (an "Indemnitee Action") to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Section (a) of this Article shall be that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under Section (b) of this Article shall be the indemnitee's failure to provide the undertaking required by Section (b) of this Article.

                  (d) INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  (e) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this Article shall (i) not be deemed exclusive of any other rights,

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whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee, and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Article and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Article or adoption of any By-Law or provision of the Articles of the Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law or other provision.

                  (f) PARTIAL INDEMNITY. If an indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

                  (g) SEVERABILITY. If this Article or any portion thereof shall be invalidated on any ground by an court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee as to expenses (including fees of counsel), judgments, fines and amounts paid in settlement with respect to any Action, whether civil, criminal, administrative or investigative, including a grand jury proceeding in an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

                  ARTICLE IX. CERTAIN DEFINITIONS. For the purposes of Articles IX, X and XI, the following terms shall be defined as set forth below:

                  (a) "Affiliate" of a specified person shall mean (i) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, or (ii) any officer, director, employee or agent of any such person described in clause (i) above; provided, however, that no person shall be deemed an Affiliate of a Significant Shareholder solely by reason of his or her being a member of the Board of Directors of the Corporation.

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                  (b) "control", "controlling", "controlled by" and "under
common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                  (c) "Disinterested Director" shall mean any director who is not an Affiliate of a Significant Shareholder.

                  (d)  A "Material Transaction" shall mean the following:

                         (i) Any research and technology agreement entered into
                  between the Corporation and a Significant Shareholder, or any amendment to the Research and Technology Agreement dated October 1, 1993 between the Corporation and Ugine s.a.

                         (ii) Any transaction or series of related transactions
                  between the Corporation and a Significant Shareholder involving $10,000,000 or more (in fair market value) in the aggregate, other than a contract for the purchase or sale of services or materials at prevailing market rates or prices which, if made with a party not a Significant Shareholder, would be in the ordinary course of business.

                  (e) "Significant Shareholder" shall mean (a) any shareholder who (together with its Affiliates and other person acting in concert with it) owns 50% or more of the outstanding shares of the Common Stock, and (b) any Affiliate of, or other person acting in concert with, such shareholder. For purposes of this definition shares convertible into or exchangeable for or entitled to vote with Common Stock shall be deemed to be Common Stock and represent that number of shares of Common Stock into which such shares are convertible or exchangeable or the number of votes such shares are entitled to cast (if not convertible or exchangeable).

                  ARTICLE X. NUMBER OF DIRECTORS; CLASSIFIED BOARD; CLASS VOTE; REMOVAL.

                  (a) The first Board of Directors of the Corporation shall consist of a single director appointed by the sole incorporator. Thereafter, the Board of Directors shall consist of such number of persons as the Board of Directors may from time to time determine, which number shall not be less than five nor more than fifteen.

                  (b) The Board of Directors shall be classified into three classes, as nearly equal in number as possible. If such classes of

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Directors are not equal in number, the Board of Directors, by the affirmative vote of a majority of the Disinterested Directors then in office, shall determine which class shall contain an unequal number of directors. At the first meeting to be held after the adoption of these Articles of Incorporation, one class shall be elected for a one year term, one class shall be elected for a two year term, and one class shall be elected for a three year term. Thereafter, at each annual meeting of shareholders, the shareholders entitled to vote shall elect directors to the class whose term is then expiring to hold office for a three year term. Except as expressly provided in these Articles of Incorporation, each director shall hold office for the term for which elected until his or her death, resignation, incapacity or until his or her successor shall be elected and shall qualify.

                  (c) Whenever there are one or more Significant Shareholders, not less than two directors shall be Disinterested Directors.

                  (d) The entire board of directors, any class of directors or any director may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

                  ARTICLE XI. SPECIAL APPROVALS. A majority of the Disinterested Directors must approve any Material Transaction.

                  ARTICLE XII. CHAPTER 25. The Corporation hereby expressly elects not to be governed by the following provisions of Chapter 25 of the BCL:
Section 2538 of Subchapter 25D and all of Subchapters 25E, 25F, 25G, 25H, 25I and 25J.

                  ARTICLE XIII. NO CUMULATIVE VOTING. The shareholders of the Corporation shall not be entitled to cumulate their votes for the election of directors.

                  ARTICLE XIV. INCORPORATOR. The name and post office address of the incorporator is Carol A. Soltes, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219.

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